Exhibit 10.2

NOVEMBER 2007 AMENDMENT AGREEMENT

THIS NOVEMBER 2007 AMENDMENT AGREEMENT (the “Amendment”), including all changes made pursuant hereto, is effective the 28th day of November 2007, by and between CERAGENIX PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and each investor listed on the signature pages hereto as an “Investor”.

WHEREAS, pursuant to that certain subscription agreement dated November 28, 2005 by and between the Borrower and the Holders (the “Subscription Agreement”), the Holders were issued Secured Convertible Notes (the “Notes”);

WHEREAS, the Maturity Date of the Notes is November 28, 2007;

WHEREAS, the Borrower and Holders desire to amend the Notes to extend the Maturity Date and other terms of the Notes;

NOW, THEREFORE, IN CONSIDERATION of the covenants contained in this Amendment, and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Holders and the Borrower agree that the Notes be amended as follows:

1.               Extension of Maturity Date.  The Holders hereby agree to extend the Maturity Date from November 28, 2007 to June 30, 2008.  The date “November 28, 2007” is hereby deleted wherever it appears throughout each Note and replaced with the date, “June 30, 2008”.

2.               Amendment to Principal Amount of Notes.  In consideration for extending the Maturity Date, the Borrower shall increase the outstanding principal amount of each Note by 10% (the “Increased Principal Amount”).  The Increased Principal Amount of the Holders is set forth on Exhibit A hereto.

3.               Notices.

(a)           The last sentence of Section 5.2 of the Notes is hereby deleted in its entirety and replaced with the following:

“The addresses for such communications shall be: (i) if to the Borrower to: Ceragenix Pharmaceuticals, Inc. 1444 Wazee Street, Suite 210, Denver, CO 80202, Attn: Steven S. Porter, CEO, telecopier: (303) 534-1860, with a copy by telecopier to John W. Kellogg, Esq., McKenna Long & Aldridge LLP, 1875 Lawrence Street, Denver, CO 80202, telecopier (303) 634-4400, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.”

(b)           Sections 13 of the Class A Common Stock Purchase Warrant dated November 28, 2005, and the Subscription Agreement dated November 28, 2005; Section 12.3 of the Security Agreement dated November 28, 2005, and Section 11(e) of the Collateral Agent

Agreement dated November 28, 2005, are each hereby amended to delete the following notice address:

Cliff Neuman, Esq.

Clifford L. Neuman, P.C.

Temple-Bowron House

1507 Pine Street

Boulder, CO 80302

Fax: (303) 449-1045

and to replace it with the following:

John W. Kellogg, Esq.,

McKenna Long & Aldridge LLP

1875 Lawrence Street

Denver, CO 80202

telecopier (303) 634-4400

4.               Amendment of Limited Standstill Agreement.  Borrower and Osmotics Corporation (“Osmotics”) entered into that certain Limited Standstill Agreement, effective as of December 5, 2006, (the “Agreement”), in which Osmotics agreed to restrict the sale of Covered Securities, as that term is defined in the Agreement.  Borrower agrees that it shall execute an amendment to that Agreement in which Osmotics shall agree that no Transfer of the Covered Securities shall occur prior to June 30, 2008.  Borrower further agrees that the Restriction Period, as defined in the Agreement, shall not end before June 30, 2008.  The effectiveness of this Amendment is conditioned upon the Borrower obtaining Osmotics’ consent to the amendments to the Agreement as detailed in this Section 4.  The effectiveness of this Amendment is conditioned upon the Borrower consummating an amendment to the Agreement no later than December 31, 2007.  .

5.               Second Amendment to 2006 Debentures.  Borrower entered into that certain securities purchase agreement dated December 5, 2006 (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement Borrower issued to the Purchasers Debentures and Notes.  The Borrower and Purchasers have agreed to extend the redemption date of the Debentures.  The Borrower agrees that an amendment to the Purchase Agreement, in which the redemption date of the Debentures shall be extended, will be consummated no later than  December 21, 2007.  Borrower further agrees that the initial Monthly Redemption Date, as that term is defined in the Debentures, shall not occur until the earlier of June 30, 2008 or the date the Notes are no longer outstanding.  The Borrower represents that as of the effective date of this Amendment, no Monthly Redemptions have been made.  The effectiveness of this Amendment is conditioned upon the Borrower consummating that amendment to the Purchase Agreement no later than December 21, 2007.

6.               Obligations of the Borrower.  The Borrower agrees that all obligations and commitments of the Company, which may expire upon the two year anniversary of the Closing Date, shall be extended to June 30, 2008.  All occurrences in Section 9 of the Subscription Agreement of the following phrase:

“..until the sooner of (i) two (2) years after the Closing Date, or (ii) until the Shares and Warrant Shares have been resold or transferred by all Subscribers pursuant to the Registration Statement or pursuant to Rule 144..”

shall be replaced with the following:

“..until the sooner of (i) June 30 2008, or (ii) until the Shares and Warrant Shares have been resold or transferred by all Subscribers pursuant to the Registration Statement or pursuant to Rule 144..”

7.               Filing of Form 8-K.  Within 3 Trading Days of the date hereof, the Borrower shall issue a Current Report on Form 8-K, reasonably acceptable to each Holder disclosing the material terms of the transaction contemplated hereby, which shall include this Amendment as an attachment thereto.

8.               Execution.  This Amendment may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Amendment may also be executed by either party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

9.               Entire Agreement.  This Agreement constitutes the entire agreement among the parties, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith.  No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

10.         Governing Law, Venue and Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined pursuant to the Governing Law provision of the Notes.

11.         Once executed, this Amendment shall be attached to the Notes and shall be deemed incorporated therein and a part thereof.

12.         All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Notes.

13.         This Amendment has been executed and entered into by Borrower and the Holders pursuant to the terms of the Notes.

14.         Except as expressly modified pursuant to this Amendment, the terms of each Note remains unchanged and in full force and effect.

15.         Fees.  The Company agrees that it shall pay to Grushko & Mittman, P.C. a cash fee of $2,500 as reimbursement for services rendered to the Investors in connection with this Amendment.

This Amendment is executed as of the date first written above.

BORROWER:	CERAGENIX PHARMACEUTICALS, INC.

By:
Name:
Title:
HOLDERS:
By:
Name:
Title:

By:
Name:
Title:

L

By:
Name:
Title:

EXHIBIT A

Holder	Outstanding Principal Amount	Increased Principal Amount*

*Represents the principal balance after this Amendment.